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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): November 19, 1997


                          AMERICAN HEALTHCHOICE, INC.
             (Exact Name of Registrant as Specified in its Charter)

     000-26740                                        11-2931252
(Commission File No.)                    (I.R.S. Employer Identification No.)

              1300 West Walnut Hill Lane, Suite 275, Irving, Texas
                    (Address of Principal Executive Offices)

                                     75038
                                   (Zip Code)

                                 (972)751-1900
              (Registrant's Telephone Number, Including Area Code)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On October 20, 1997, the Registrant ended its relationship with its independent auditors, BDO Seidman, LLP, effective as of that date.

     On September 5, 1997, Registrant filed an 8-K/A reporting the engagement of BDO Seidman LLP as its independent auditors. Prior to any work being performed, Registrant and BDO Seidman LLP agreed to end their relationship.
During this period there have been no disagreements with BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

     The Registrant's audit committee has now engaged Lane, Gorman, Trubitt,
LLP effective November 18, 1997. The Registrant has not consulted Lane,
Gorman, Trubitt, LLP prior to such appointment with respect to any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any disagreement with BDO Seidman LLP.
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     The Registrant has authorized BDO Seidman, LLP and Hein + Associates, LLP to respond fully to the inquires of Lane, Gorman, Trubitt, LLP. Attached as an exhibit with this filing report is the BDO Seidman, LLP letter addressed to the
SEC, as required by Item 304(a)(3) of Regulation S-K.

ITEM 7.   FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

     None.

     (b)  Pro Forma Financial Information.

     None.

     (c)  Exhibits.

     16.1 Letter re change in Certifying Accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Irving, State of Texas, on November 20, 1997.

                                        AMERICAN HEALTHCHOICE, INC.


                                        By: /s/ Jay R. Stucki
                                            ---------------------------------
                                            Jay R. Stucki
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)
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                               INDEX TO EXHIBITS

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               Exhibit No.                      Description
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
                  16.1            --Letter re change in Certifying Accountant
